EXHIBIT 10.1
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              IN THE UNITED STATES DISTRICT COURT
                 FOR THE DISTRICT OF COLORADO

Master File No. 95-B-1665

IN RE:  RESORT INCOME INVESTORS, INC., SECURITIES LITIGATION

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THIS DOCUMENT RELATES TO: ALL ACTIONS

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Case No.: 97-B-2252

PHILIP FRANK, as Trustee for the Trust Under the Will of Helen Frank, and JOSEPH E. ALPERT, derivatively on behalf of RESORT INCOME INVESTORS, INC.,

                    Plaintiffs,

vs.

CHRISTOPHER HEMMETER, MARK HEMMETER,
DANIEL D. LANE, and JOHN R. YOUNG,

                    Defendants,

and

RESORT INCOME INVESTORS, INC.,

                    Nominal Defendant.

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                   STIPULATION OF SETTLEMENT







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                       TABLE OF CONTENTS
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                                                          Page
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I.     THE CLASS ACTIONS . . . . . . . . . . . . . . . . . . 1

II.    THE DERIVATIVE ACTIONS. . . . . . . . . . . . . . . . 2

III.   DISCOVERY IN THE LITIGATION . . . . . . . . . . . . . 2

IV.    BENEFITS OF THE SETTLEMENT TO PLAINTIFFS, THE CLASS,
       AND, WITH RESPECT TO THE DERIVATIVE ACTION, RESORT. . 3

V.     BENEFITS OF SETTLEMENT TO THE DEFENDANTS. . . . . . . 3

VI.    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . 3

VII.   FUNDING OF THE RESORT PAYMENT . . . . . . . . . . . . 9

VIII.  CERTIFICATION OF CLASS. . . . . . . . . . . . . . . . 9

IX.    SETTLEMENT PROCEEDINGS AND RELEASES . . . . . . . . .10

X.     NOTICE AND CLAIMS ADMINISTRATION. . . . . . . . . . .11

XI.    REQUEST FOR EXCLUSION . . . . . . . . . . . . . . . .12

XII.   OBJECTION TO CLASS ACTION SETTLEMENT. . . . . . . . .13

XIII.  OBJECTION TO DERIVATIVE ACTION SETTLEMENT . . . . . .13

XIV.   EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION. .13

XV.    TRANSFER OF SETTLEMENT FUND . . . . . . . . . . . . .13

XVI.   THE PRELIMINARY ORDER . . . . . . . . . . . . . . . .14

XVII.  JUDGMENT TO BE ENTERED BY THE COURT APPROVING
       THE SETTLEMENT. . . . . . . . . . . . . . . . . . . .14

XVIII. CONDITIONS OF SETTLEMENT. . . . . . . . . . . . . . .14

XIX.   ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL
       AWARDS AND DISTRIBUTION OF DERIVATIVE FUND AND
       CLASS ACTION FUND . . . . . . . . . . . . . . . . . .15

XX.    ATTORNEYS' FEES AND EXPENSES. . . . . . . . . . . . .18

XXI.   ORDER REGARDING ADMINISTRATION EXPENSES AND
       DISTRIBUTION OF CLASS ACTION FUND . . . . . . . . .  19

XXII.  STIPULATION IS NOT AN ADMISSION . . . . . . . . . . .19

XXIII. THE DELOITTE PROVISIONS . . . . . . . . . . . . . . .20

XXIV.  THE DERIVATIVE PROVISIONS . . . . . . . . . . . . . .21

XXV.   THE MISCELLANEOUS PROVISIONS. . . . . . . . . . . . .21



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     This Stipulation of Settlement ("Stipulation") dated as of
November 18, 1997, is made and entered into by and among the plaintiffs and defendants in the above captioned actions by and through their counsel of record.

     NOW THEREFORE, without any admission or concession on part of Plaintiffs (as defined below) of any lack of merit of the Litigation (as defined below) whatsoever, and without an admission or concession of liability or wrongdoing or lack of merit in the defenses in the Litigation whatsoever by Defendants (as defined below) or any Released Party (as defined below), it is hereby STIPULATED AND AGREED, by and among the parties to the Stipulation, through their respective attorneys, subject to approval of the Court pursuant to Rules 23(e) and 23.1 of the Federal Rules of Civil Procedure and in consideration of the benefits flowing to the Parties (as defined below) from the settlement, that all Released Claims (as defined below) as against the Released Parties (as defined below) shall be compromised, settled, released and dismissed with prejudice upon and on the merits, subject to the following terms and conditions:


I.   THE CLASS ACTIONS

     The class action litigation commenced in July, 1995 with the filing of EDWARD AND ETHEL SARNOFF ET AL. V. RESORT INCOME INVESTORS, INC. ET AL., Civil Action No. 95-B-1665 (the "Sarnoff Action"), and ultimately involved an additional action, SHELDON L. CONTRACT V. RESORT INCOME INVESTORS, INC. ET AL., Civil Action No. 95-B-2184 (the "Contract Action"), filed in August, 1995. The Sarnoff Action and the Contract Action were consolidated on November 8, 1995 (collectively the "Class Action"), and a consolidated complaint was filed on December 6, 1995 (the "Class Action Complaint").

     The Class Action Complaint asserts claims based upon purported violations of Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), Rule 10b-5 of the rules and regulations promulgated thereunder, and Section 20(a) of the Exchange Act. The Class Action seeks to represent a class consisting of all persons who purchased or otherwise acquired stock of Resort Income Investors, Inc. ("Resort") between March 31, 1993 and June 29, 1995, inclusive. The Class Action Complaint names as defendants Resort, RII Advisors, Inc. ("RII"), Christopher B. Hemmeter ("C. Hemmeter"), Mark Hemmeter ("M. Hemmeter"), Christopher R. Hemmeter ("C.R. Hemmeter"), Gregory Hooper ("Hooper"), John R. Young ("Young"), and Daniel
D. Lane ("Lane") (C. Hemmeter, M. Hemmeter, C.R. Hemmeter, Hooper, Young and Lane are collectively referred to herein as the "Individual Defendants"). The Class Action Complaint also names Deloitte & Touche LLP, now known as Deloitte & Touche USA LLP (collectively referred to hereinafter as "D&T" which includes as well their predecessors and successors). (Resort, RII, the Individual Defendants and D&T are collectively referred to herein as the "Class Action Defendants").

     The Class Action Complaint alleges, inter alia, a purported pattern of knowing or reckless conduct which violated the Federal Securities Laws. Among other things, it alleges that Class Action Defendants: (i) failed to disclose and misrepresented the full and complete nature of the temporary investments and loans made by Resort, and the magnitude of the risks associated with these investments or loans; (ii) failed to maintain adequate loan loss reserves for Resort's mortgage loans and temporary investments, thereby overstating Resort's assets; and, (iii) misrepresented that Resort's financial statements were audited in accordance with Generally Accepted Auditing Standards and were prepared in accordance with Generally Accepted Accounting Principles.

     On or about November 27, 1995, the plaintiffs in the Class Action ("Class Action Plaintiffs") moved for certification of a class. On or about February 29, 1996, the Class Action Defendants filed briefs in opposition to the motion for class certification. On or about January 16, 1996, the Class Action Defendants moved to dismiss the Class Action Complaint. Each set of motions was fully briefed, and argument was heard by the Court on October 25, 1996. The Court had not ruled on either of the motions when a settlement in principle of the Class Action was reached.



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II.  THE DERIVATIVE ACTIONS

     In June and July of 1995, two separate derivative actions were commenced in the Court of Chancery of the State of Delaware, in and for Newcastle County: ALPERT V. CHRISTOPHER B. HEMMETER ET AL., C.A. No. 14389 ("Alpert Action"), and FRANK V. CHRISTOPHER HEMMETER, ET AL., C.A. No. 14413 ("Frank Action"). The Alpert Action and Frank Action were consolidated on August 21, 1995 (collectively referred to as the "Delaware Derivative Action").

     The Delaware Derivative Action purports to allege that certain of the officers and directors of Resort breached their fiduciary duties to Resort, wasted Resort assets and that C. Hemmeter, through his direct, and/or indirect, borrowings from Resort, stood in a conflict of interest position.

The defendants in the Delaware Derivative Action are C. Hemmeter,
M. Hemmeter, Young and Lane; Resort is also a nominal defendant in the Delaware Derivative Action (collectively referred to as the "Derivative Action Defendants"). Defendants in the Delaware Derivative Action filed a motion to dismiss the Delaware Derivative Action for failure to comply with the requirements of Delaware law.

     To avoid duplicative efforts and to reduce costs related to the proposed settlement described below, the plaintiffs in the Delaware Derivative Action ("Derivative Action Plaintiffs") filed a complaint in this Court (the "Colorado Derivative Action") on October 17, 1997, captioned FRANK, ET AL. V. CHRISTOPHER HEMMETER, ET AL., Civil Action No. 97-B-2252. The complaint filed in the Colorado Derivative Action contains substantially similar allegations and claims as those asserted in the Delaware Derivative Action. (The Delaware Derivative Action and the Colorado Derivative Action are collectively referred to as the "Derivative Actions." The Class Action and the Derivative Actions are collectively referred to as the "Litigation.")


III. DISCOVERY IN THE LITIGATION

     Counsel for plaintiffs in the Class Action and Derivative Actions (collectively "Plaintiffs' Counsel") have conducted discovery during the prosecution of their respective actions. This discovery included, among other things: (i) depositions of witnesses; (ii) the review and analysis of tens of thousands of pages of documents produced by the Derivative Action Defendants and Class Action Defendants (collectively "Defendants") and third parties or acquired during the course of counsel's investigation;
(iii) the review and analysis of public documents, including filings made by Resort with government agencies; (iv) the review of transcripts of testimony given by certain of the Defendants before the Securities and Exchange Commission in connection with the matters referred to in the Litigation; and (v) consultation with experts. Plaintiffs' Counsel have also researched the applicable law with respect to the claims and defenses presented in the Litigation.

IV.  BENEFITS OF THE SETTLEMENT TO PLAINTIFFS, THE CLASS,
     AND, WITH RESPECT TO THE DERIVATIVE ACTION, RESORT

     Plaintiffs' Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial, post-trial motions and likely appeals. Plaintiffs' Counsel have also evaluated the discovery taken in the Litigation, taken into the account the uncertain outcome and the risk of any litigation, especially complex actions such as the Litigation, as well as the difficulties and delays inherent in such complex matters. Plaintiffs' Counsel have also taken into account the strengths and uncertainties of the claims asserted in the Litigation and the substantial immediate benefits conferred on the Class and Resort by the Settlement set forth in this Stipulation. Based on their consideration of all these factors, and Resort's current financial condition, Plaintiffs' Counsel therefore determined that the Settlement of the Litigation on the terms and conditions set forth herein is fair, reasonable and in the best interests of the Plaintiffs, the Class (with respect to the Class Action), and Resort (with respect to the Derivative Actions).


V.   BENEFITS OF SETTLEMENT TO THE DEFENDANTS

     Defendants have concluded that it is desirable that the Litigation be settled in the manner and on the terms and conditions set forth herein in order to avoid the expense, inconvenience and distraction of further legal proceedings and to put to rest the claims asserted by the Class and on behalf of Resort. In determining to enter into this Stipulation, Defendants have also considered a number of issues, including the uncertain outcome and the risks of complex actions such as the Litigation, as well as the difficulties and delays inherent in such matters and the strengths and uncertainties of the claims and defenses asserted in the Litigation.


VI.  DEFINITIONS

     In addition to the terms defined above or elsewhere in this Stipulation or Exhibits hereto, as used in this Stipulation the following terms shall have the following meaning:

          1. "Additional Resort Payment" means the amount of the Derivative Fund minus the Derivative Fee and Expense Award.

          2. "Administration Expenses" means all expenses incurred in soliciting Proofs of Claim, assisting with the filing of Proofs of Claim, administering and distributing the Class Action Fund, processing Proofs of Claim, processing Requests for Exclusion, and all other expenses of settlement administration.

          3. "Attorneys' Fees and Expenses" means the portion of the Derivative Fund and Class Action Fund approved by the Court for payment to Plaintiffs' Counsel, including attorneys' fees, costs, litigation expenses, fees and expenses of experts, as well as any interest earned on monies in the Escrow Accounts allocable to such attorneys' fees, costs and expenses.

          4. "Authorized Claimant" means a Class Member who timely submits a complete and valid Proof of Claim.

          5.   "Claims Administrator" means FRG Information Systems
Corp., retained by Class Counsel to process Proofs of Claim, administer and distribute the Net Class Action Fund, and perform such other administrative responsibilities as may be necessary or requested by Class Counsel.

          6. "Class" and "Class Members" means, for the purposes of this Stipulation only, all Persons who purchased or otherwise acquired Resort Stock during the period from March 31, 1993 through June 29, 1995 inclusive, excluding (i) the Class Action Defendants, (ii) any entity in which any Class Action Defendant has a controlling interest, (iii) the partners, corporate officers and directors of any of the Class Action Defendants, and (iv) the legal representatives, heirs, successors or assigns of any such excluded party. Also excluded from the Class are any putative Class Members who exclude themselves by filing a Request for Exclusion in accordance with the requirements set forth in the Notice, or as ordered by the Court.

          7.   "Class Action Complaint" means the Consolidated and
Amended Complaint filed on or about December 6, 1995, in the Class Action.

          8. "Class Action Defendants" means each and all of the following persons and entities: Defendants Resort, RII, Christopher B. Hemmeter, Mark Hemmeter, Christopher R. Hemmeter, Gregory Hooper, John R. Young, Daniel D. Lane, and D&T.

          9.   "Class Action Fund" means the aggregate amount of the:
(i) $1,425,000.00 cash paid on behalf of the Individual Defendants by the Insurer into the Class Escrow, plus interest earned thereon;
(ii) $2,205,000.00 cash paid by D&T into the D&T Escrow, plus interest earned thereon; (iii) Resort Payment, plus the interest earned thereon; and
(iv) Additional Resort Payment, plus interest earned thereon.

          10. "Class Action Parties" means Class Action Defendants and Class Action Plaintiffs.

          11. "Class Action Plaintiffs" means Edward and Ethel Sarnoff, as Trustee for the benefit of the Sarnoff Revocable Trust, and Sheldon L. Contract, as Trustee for the benefit of the Sheldon L. Contract DDS PA Employee Profit Sharing Plan and Trust, individually and as representatives of the Class.

          12. "Class Counsel" means Goodkind Labaton Rudoff & Sucharow LLP and Starr & Holman LLP.

          13. "Class Escrow" means $1,425,000.00 cash paid on behalf of the Individual Defendants on August 6, 1997 by the Insurer being held at LaSalle National Bank, Chicago ("LaSalle"), plus accrued interest of, at least, 5% annually from the date of deposit.

          14. "Class Fee and Expense Award" means those monies approved and ordered by the Court to be paid, from the Class Settlement Fund, to Class Counsel for their fees, costs and expenses incurred in connection with the prosecution of the Class Action, plus accrued interest on these attorneys' fees and expenses from the date of their deposit until paid, including the fees of experts and consultants.

          15. "Class Period" means March 31, 1993 through June 29, 1995, inclusive.

          16. "Court" means the United States District Court for the District of Colorado.

          17. "Current Resort Shareholders" or "Current Shareholders" means all shareholders of Resort on the date of this Stipulation.

          18. "D&T" means Deloitte & Touche LLP, now known as Deloitte & Touche USA LLP, and their predecessors and successors.

          19. "D&T Escrow" means $2,205,000.00 cash paid by D&T on August 11, 1997 into the Gibson, Dunn & Crutcher LLP ("GD&C") client trust account plus accrued interest at the prevailing rate of the client trust account as set by Citibank FSB based on an average of California Money Market Rates. Said rate, as of October 13, 1997, approximated 4.5% and is subject to adjustment thereafter.

          20.  "Defendants" means collectively the Class Action
Defendants and Derivative Action Defendants.

          21. "Defendants' Counsel" means the law firms of Brownstein, Hyatt, Farber & Strickland P.C., Gibson, Dunn & Crutcher LLP, Hedlund Hanley & John, McAllister & Murphy, P.C., Prickett, Jones, Elliott, Kristol & Schnee, and Shefsky & Froelich Ltd.

          22. "Delaware Derivative Action" means the consolidated Alpert Action and Frank Action.

          23. "Derivative Actions" means the Delaware Derivative Action and the Colorado Derivative Action.

          24. "Derivative Action Defendants" means Resort (as a nominal defendant), Christopher B. Hemmeter, Mark Hemmeter, John R. Young and Daniel D. Lane.

          25. "Derivative Actions Plaintiffs" means Joseph E. Alpert, Philip Frank, as trustee for the trust under the will of Helen Frank, and William Schrank, all suing derivatively on behalf of Resort.

          26. "Derivative Counsel" means Wolf Haldenstein Adler Freeman & Herz LLP, Abbey Gardy & Squitieri, LLP, Chimicles Jacobsen & Tikellis, and Rosenthal, Monhait, Gross & Goddess, P.A.

          27. "Derivative Escrow" means $1,425,000.00 cash paid on behalf of the Individual Defendants on August 6, 1997 by the Insurer being held at LaSalle National Bank, Chicago plus accrued interest of, at least, 5% annually from the date of deposit.

          28. "Derivative Fee and Expense Award" means those amounts approved by the Court to be paid from the Derivative Fund to Derivative Counsel for their attorneys' fees, costs and expenses, plus accrued interest on these fees, costs and expenses from the date of their deposit until paid, including fees of experts and consultants.

          29. "Derivative Fund" means the amount of $1,425,000.00 plus accrued interest, which amount Resort has received from the Insurer on behalf of the Individual Defendants and placed into the Derivative Escrow.

          30. "Effective Date" means the first business day after which all of the following have occurred:

               a.   the Court enters the Preliminary Order
substantially in the form of Exhibit A;

               b. approval by the Court of the Settlement, following notice to the Class and the Resort Shareholders, and hearings, as prescribed by Rules 23 and 23.1 of the Federal Rules of Civil Procedure; and

               c. entry by the Court of an Order and Final Judgment, substantially in the form set forth in Exhibit E annexed hereto, and the expiration of any time for appeal or review of such Order and Final Judgment, or, if any appeal is filed and not dismissed, after such Order and Final Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters an order and final judgment in form other than that provided above ("Alternative Judgment") and none of the Parties elects to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review. It shall not be considered a material difference if the Order and Final Judgment does not award Plaintiffs' Counsel attorneys' fees and expenses in any particular amount or if the Court reserves jurisdiction to award Plaintiffs' Counsel fees and expenses in a separate Order.

               d. the Effective Date shall not be delayed by reason of any appeal relating solely to the award of Plaintiffs' Counsel's fees or expenses.

          31. "Escrow Accounts" means the Class Escrow, Derivative Escrow and D&T Escrow.

          32. "Escrow Agents" shall mean the LaSalle National Bank of Chicago ("LaSalle") and the Gibson, Dunn & Crutcher ("GD&C") client trust account. LaSalle shall act as escrow agent for those monies placed in the Class Escrow and Derivative Escrow by the Insurer and the monies to be placed in the Class Escrow by Resort via the Resort Payment. The GD&C client trust account shall act as escrow agent for the monies paid by D&T into the D&T Escrow.

          33.  "GD&C" means Gibson, Dunn & Crutcher LLP.

          34.  "Individual Defendants" shall mean Christopher B.
Hemmeter, Mark Hemmeter, Christopher R. Hemmeter, Gregory S. Hooper, John R. Young and Daniel D. Lane.

          35. "Insurer" means American International Specialty Lines Insurance Co., which has issued a directors and officers liability policy under which coverage has been requested by the Individual Defendants for the claims asserted in the Litigation.

          36.  "Litigation" means the Class Action and the Derivative
Actions.

          37.  "Net Class Action Fund" means the Class Action Fund less:

the Class Fee and Expense Award, Notice Expenses and Administration Expenses, taxes, if any, assessed on income generated on the Class Action Fund, and any other fees and expenses authorized by the Court to be paid out of the Class Action Fund.

          38.  "Notice" means the Notice Of Pendency Of Class And
Derivative Actions, Proposed Settlements, Settlement Hearings And Right To Share In Settlement substantially in the form of Exhibit B hereto.

          39. "Notice Expenses" means all expenses incurred in connection with the preparation, printing, mailing and publication of Notice to the Class and Current Resort Shareholders of the proposed Settlement, locating Class Members and Current Resort Shareholders, publication of the Summary Notice and all other costs incurred in the dissemination of the Notice and Summary Notice.

          40. "Order and Final Judgment" means the proposed order in the form attached hereto as Exhibit E.

          41. "Parties" means Derivative Actions Plaintiffs, Class Action Plaintiffs, Class Action Defendants and Derivative Defendants.

          42. "Person" means an individual, corporation, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated organization, and any other type of legal entity, and their heirs, predecessors, successors, representatives, and assigns.

          43. "Plaintiffs" means Class Action Plaintiffs and Derivative Actions Plaintiffs.

          44.  "Plaintiffs' Counsel" means Class Counsel and Derivative
Counsel.

          45. "Preliminary Order" means the proposed order in the form attached hereto as Exhibit A.

          46. "Proof of Claim" means the form substantially in the form of Exhibit D hereto.

          47. "Released Claims" means any and all claims, suits, demands, rights, liabilities, damages, fees, costs and causes of action of every nature and description whatsoever, in law or equity (whether individual, derivative, or class in nature), known or Unknown, suspected or unsuspected, accrued or unaccrued, including, without limitation, claims for negligence, gross negligence, contribution or indemnity, breach of duty of care and/or breach of duty of loyalty and/or breach of duty candor, fraud, negligent misrepresentation, breach of fiduciary duty or violations of any state or federal statutes, rules or regulations, held at any point from the beginning of time to the date of execution of this Stipulation, which have been asserted or could have been asserted by a Plaintiff, Class Member, Current Shareholder or Released Party against any Released Party arising out of, relating to, or in connection with any purchase, or other acquisition, sale or other disposition of Resort Stock, or arising out of, related to or based on any act, omission or representation by the Released Parties relating to Resort, or professional services provided by the Released Parties to Resort, or any of the acts, omissions, representations, facts, events, matters, transactions, occurrences or capacities that were or could have been referred to in any of the complaints filed in the Litigation or otherwise alleged, asserted or contended in the Litigation.

          48. "Released Parties" or "Released Party," unless otherwise noted, means Defendants and each and all of their respective present and former subsidiaries (whether or not wholly owned), parents, successors and affiliates, the present and former partners, principals, officers, directors, employees, agents, consultants, accountants, attorneys, advisors, shareholders, insurers, including the Insurer, and reinsurers of any of the foregoing, and any of the respective predecessors, successors and assigns of any of the foregoing.

          49. "Request for Exclusion" means the request by a putative member of the Class to be excluded from the Class consistent with the requirements of the Stipulation and Notice or as otherwise ordered by the Court.

          50. "Resort" means Resort Income Investors, Inc., a Delaware corporation.

          51. "Resort Payment" means the amount to be paid by Resort equal to the greater of (i) 44% of Resort's net assets in liquidation valued as of (aa) December 31, 1997 (as set forth in Resort's Form 10-K or audited financial statements for the period ending December 31, 1997) or
(bb) the date Resort files its certificate of liquidation, whichever is earlier, or (ii) $1,000,000.00. The timing of the funding of the Resort Payment into the Class Escrow Account is detailed in Section VII, below.

          52. "Resort Stock" or "Resort Shares" means all stock of any nature issued by Resort.

          53. "Settlement" means the full and final compromise settlement of the Litigation and the Released Claims, in accordance with the terms and conditions of this Stipulation.

          54. "Settlement Fund" shall mean the aggregation of the Class Action Fund and the Derivative Fund.

          55. "Summary Notice" means the Summary Notice Of Class Action And Derivative Action Settlements And Hearings Thereon for publication in the form attached as Exhibit C hereto.

          56. "Unknown Claims" means any claims that any of the Plaintiffs, Class Members, Current Resort Shareholders or Released Parties (collectively referred to as "Releasing Parties") does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties that if known by him, her or it, might have affected his, her or its settlement with and release of the Released Parties, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all claims, the parties stipulate and agree that upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of the judgment shall have, specifically waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, and/or any similar provision of law, which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

VII. FUNDING OF THE RESORT PAYMENT

     A.    The Resort Payment will be paid by Resort into the Class
Escrow in the following manner: (1) Within one business day after receiving notice of the Court's entering an order preliminarily approving the Settlement in the form annexed hereto as Exhibit A, Resort will deposit $250,000 into the Class Escrow; (2) No later than four business days prior to the hearing scheduled by the Court to determine whether to finally approve the Class Action Settlement, Resort will deposit an additional $250,000 into the Class Escrow; (3) Upon the sale or liquidation of any Resort asset after the Stipulation is executed, Resort will pay 44% of the proceeds from the liquidation or sale into the Class Escrow within three business days after the proceeds are received. The payments described in subparagraph (1) and (2) of this paragraph are to be made from Resort's existing cash or cash equivalent reserves. In no event will payments into the Class Escrow under subparagraph (3) of this paragraph exceed $500,000. All payments into the Class Escrow shall accrue interest of, at least, 5% annually from the date of deposit.

     B. Resort is currently incurring certain expenses in connection with the liquidation of its assets and winding up of its affairs (the "Liquidation Costs"). These costs include, but are not limited to: legal fees (including corporate, governmental compliance, litigation, and asset disposition work), Directors and Officers insurance premiums, accounting and audit services, consulting services, administrative costs (including salary and director's fees, shareholder administration, transfer agent costs, telephone, postage, etc.), costs associated with the adoption by Resort's board of directors and approval by its shareholders of a plan of liquidation and dissolution, dissolution and liquidation costs incurred in compliance with Delaware law, costs associated with the disposition of Resort's remaining non-cash assets prior to liquidation, expenses incurred in a diligent, good-faith effort to ascertain all of Resort's liabilities, including publication of its dissolution and other requirements, including the resolution of any claims filed pursuant to Delaware law, compensation of a liquidating agent for maintenance of all non-cash assets and cash assets and liabilities during the three-year dissolution period provided by Delaware law, and the reserves sufficient to pay the cost of the above matters. Resort agrees to endeavor in good faith to minimize the Liquidation Costs and to provide Class and Derivative Counsel, on a quarterly basis, with a report of the Liquidation Costs incurred and the status of its liquidation.


VIII.  CERTIFICATION OF CLASS

      A. Subject to approval by the Court, the Class Action Parties hereto agree that a class consisting of all Persons who purchased or otherwise acquired Resort Stock during the period from March 31, 1993 through June 29, 1995 inclusive, excluding (i) the Class Action Defendants,
(ii) any entity in which any Class Action Defendant has a controlling interest, (iii) the partners, corporate officers and directors of any of the Class Action Defendants, and (iv) the legal representatives, heirs, successors or assigns of any such excluded party, shall be certified, pursuant to Rule 23 of the Federal Rules of Civil Procedure, and, as set forth in the Preliminary Order, solely for the purposes of the settlement of the Released Claims.

      B.  Any class certification pursuant to this Stipulation
(including, without limitation, as set forth in the Preliminary Order and in the Order and Final Judgment) shall not constitute, in this or any other proceeding, an admission by any Class Action Defendant or evidence that any requirement for class certification is satisfied in this or any other action, except for the limited purposes related to this Stipulation. The certification of any class pursuant to this Stipulation shall be automatically rescinded if the Settlement is terminated for any reason, is disapproved in whole or in part by the Court or any appellate court, or if the Effective Date does not occur, in which event neither this Stipulation nor the fact that it was entered into shall be offered, received or construed as an admission or evidence for any purpose, including, but not limited to the certification of any class.


 IX. SETTLEMENT PROCEEDINGS AND RELEASES

      A. Promptly after execution of this Stipulation, the Parties shall jointly apply to the Court for entry of the Preliminary Order.

      B. The Class Action Parties agree that only Class Members who submit valid and timely Proof of Claim Forms in accordance with the instructions contained therein shall be entitled to receive any distribution from the Net Class Action Fund.

      C. The Parties agree to jointly request a Hearing before the Court to determine, among other things: (i) whether the Settlement should be approved as fair, reasonable and adequate; (ii) whether the Order and Final Judgment approving the Settlement should be entered dismissing the Litigation on the merits and with prejudice; and (iii) whether the applications of Plaintiffs' Counsel for awards of Attorneys' Fees and Expenses are reasonable and should be approved.

      D. On the Effective Date, each and all of the Plaintiffs, Class Members and Current Resort Shareholders, on behalf of themselves and each of their predecessors, successors, parents, subsidiaries, affiliates, custodians, agents, assigns, representatives, heirs, executors, trustees, administrators and any other Person or entity having any legal or beneficial interest in Resort Stock, shall be deemed to have fully, finally, unconditionally and forever released, settled and discharged all the Released Parties from and with respect to the Released Claims, whether or not such Plaintiff or Class Member executes and delivers a Proof of Claim.

      E. On the Effective Date, each and all of the Plaintiffs, Class Members and Current Resort Shareholders, and each of their predecessors, successors, parents, subsidiaries, affiliates, custodians, agents, assigns, representatives, heirs, executors, trustees, administrators and any other person or entity having any legal or beneficial interest in Resort Stock acquired by any member of the Class or Current Resort Shareholder, covenant not to sue and will be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Parties with respect to, based on, arising from, or for the Released Claims.

      F. On the Effective Date and save as expressly excepted below, Class Members, Resort and Defendants shall be deemed unconditionally and forever to have released and discharged the Plaintiffs and Plaintiffs' Counsel from all claims, liabilities, and causes of action in connection with or which are based on or arising out of Plaintiffs' or Plaintiffs' Counsel's institution, prosecution, assertion, or resolution of the Litigation or the Released Claims.

      G. On the Effective Date and save as expressly excepted below, the Released Parties shall be deemed to have released each other from and with respect to the Released Claims and to be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims or any action or other proceeding against any of the other Released Parties with respect to, based on, arising from or for the Released Claims.

      H. Mr. Christopher B. Hemmeter has filed for bankruptcy protection under Chapter 7 of the United States Bankruptcy Code. As a result, neither he nor his estate shall be deemed to have delivered the releases referenced in paragraphs (F) and (G) above, and neither he nor his estate shall be enjoined as referenced in paragraph (G), above. Similarly, neither he nor his estate shall be included in the releases given in paragraph (G) and claims by the Released Parties against him and his estate (including but not limited to claims relating to Released Claims, which in turn include but are not limited to claims by Resort with regard to Mr. Hemmeter's obligations to it as creditor, guarantor and/or debtor) shall not be barred or enjoined.

      I. Only Class Members shall have the right to object to the settlement of the Class Action or to the Class Fee and Expense Award.

      J. Only Current Resort Shareholders shall have the right to object to the settlement of the Derivative Action or to the Derivative Fee and Expense Award.

      K. Pending final determination of whether the Settlement should be approved, and subject to the Court's approval, all discovery and all proceedings in the Litigation are stayed, except for proceedings relating to the Settlement.

      L. Pending final determination of whether the Settlement should be approved, neither the Plaintiffs, the Class or the Current Resort
Shareholders nor any Released Party shall commence, maintain, or prosecute against any Released Party, any action or proceeding in any court or tribunal, asserting any of the Released Claims.

      M. This Stipulation shall be effective when signed by counsel for all the Parties. The Settlement shall be effective only on the condition that the Effective Date occurs.


 X.  NOTICE AND CLAIMS ADMINISTRATION

      A. Plaintiffs' Counsel agree to mail or cause to be mailed the Notice and Proof of Claim to all Class Members and Current Resort Shareholders who can be identified through reasonable effort. Within five business days after the signing of this Stipulation, Resort shall
(a) provide to Derivative Counsel all information obtainable by reasonable efforts, including, without limitation, information held by Resort's present or former Transfer Agent, identifying by name and address the persons and entities including banks, brokerage firms, institutions, and other nominees who are or were shareholders of Resort stock as of the date of this Stipulation, and (b) provide to Class Counsel, to the extent it has not already done so, all information obtainable by reasonable efforts, including, without limitation, information held by Resort's present or former Transfer Agent, identifying by name and address the persons and entities including banks, brokerage firms, institutions and other nominees who purchased shares of Resort Stock during the Class Period.

      B. Plaintiffs' Counsel agree to publish or cause to be published the Summary Notice, in the form of Exhibit C, once in the national edition of THE WALL STREET JOURNAL. Plaintiffs' Counsel agree to mail or cause to be mailed copies of the Notice and/or Proof of Claim to all Persons who request a copy of the Notice and/or Proof of Claim as provided for in the Summary Notice.

      C. In the event that the Stipulation is not approved, or such approval is reversed or substantially modified on appeal or the Effective Date does not occur: (1) the Settlement will terminate and the Parties will return to their respective positions as of May 30, 1997; (2) the monies in the Escrow Accounts, including interest, will be returned to the respective depositors; (3) Resort and D&T will, within five business days after receiving written notice from Plaintiffs' Counsel, reimburse Plaintiffs' Counsel for the Notice Expenses; and (4) the Notice Expenses will be allocated 50% to D&T and 50% to Resort, with a cap on D&T's contribution of $15,000. Any Notice Expenses in excess of $30,000, in the aggregate, will be borne solely by Resort. Plaintiffs' Counsel agree to endeavor in good faith to minimize the Notice Expenses.

      D. Subject to Court approval, Class Action Counsel shall use the firm of FRG Information Systems Corp. as Claims Administrator to process Proofs of Claim and to administer payments to Class Members.


XI.  REQUEST FOR EXCLUSION

     A. Any putative member of the Class wishing to be excluded from the Class must comply with the requirements set forth in the Notice or as otherwise ordered by the Court as to the form, substance and manner in order for that request for exclusion to be effective ("Request for Exclusion").

     B. Resort and D&T shall each have the option to terminate the settlement if Persons purchasing or otherwise acquiring the number of Resort Stock specified in opt-out contingency letters (the "opt-out contingency letters") executed by Resort and Class Counsel and, separately, by D&T and Class Counsel, shall have validly and timely requested to be excluded from the Class and do not revoke such request. These opt-out contingency letters shall be deemed incorporated in the Stipulation but shall be maintained as confidential by the parties to the opt-out contingency letters and their attorneys and shall be filed under seal with the Court at such time as the Court may direct. (If the Court should not permit filing of the opt-out contingency letters under seal, then they shall not be filed but rather will be maintained, in confidence, by counsel for the parties to the opt-out contingency letter.)

     C. If either D&T or Resort exercises its option to terminate, Class Action Plaintiffs shall have the option either to (i) continue the settlement with the remaining defendants or (ii) to terminate the Settlement as to remaining defendants ("plaintiffs' option to terminate").

Resort and D&T's options to terminate shall expire and be of no further effect if not exercised, in writing, so that it is received by Class Counsel within ten business days after the deadline set for receipt of Requests for Exclusion. Plaintiffs' option to terminate must be exercised within three business days after receipt of notice from either D&T or Resort of the exercise of their options to terminate the settlement. If either Resort or D&T shall timely and properly exercise their respective options to terminate the settlement, except as provided for in Section X regarding Notice Expenses, that party and the Class Plaintiffs will return to their respective positions as of May 30, 1997.

      D. Any Class Member who does not properly and timely submit a Request for Exclusion shall be included in the Class and shall be bound by all of the terms of this Stipulation and the Settlement and by all proceedings, orders and judgments in the Class Action.

 XII. OBJECTION TO CLASS ACTION SETTLEMENT

     Any member of the Class who has not filed a Request for Exclusion and who wishes to challenge the fairness, reasonableness or adequacy of the Class Action Settlement, must comply with the requirements set forth in the Notice or as otherwise ordered by the Court, as to the form, substance and manner of any challenge or objection to the Class Action Settlement. A Person who files a Request for Exclusion may not object to the Settlement. By filing objections, a Class Member submits to the jurisdiction of the Court, and the decisions and the Order and Final Judgment of the Court shall be binding.


 XIII. OBJECTION TO DERIVATIVE ACTION SETTLEMENT

     Any Current Resort Shareholder who wishes to challenge the fairness, reasonableness or adequacy of the Derivative Action Settlement, must comply with the requirements set forth in the Notice or as otherwise ordered by the Court, as to the form, substance and manner of any challenge or objection to the Derivative Action Settlement. By filing objections, an objecting shareholder submits to the jurisdiction of the Court, and the decisions and Order and Final Judgment of the Court shall be binding.


 XIV. EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

      A. If the Court, or in the event of an appeal, any appellate court, refuses to approve or materially modifies this Stipulation or the Settlement (excluding any Orders or provisions dealing solely with Plaintiffs' Counsel's fees or expenses), Plaintiffs or any of Defendants, by and through their counsel, at their respective options, may terminate the Stipulation and the Settlement by giving written notice of termination within ten business days following the date of receipt by the terminating party of the order disapproving or materially modifying the Stipulation or Settlement.

     B. In the event this Stipulation is terminated according to its terms, (a) all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any Party of any act, matter or proposition and shall not be used in any manner or for any purpose in any subsequent proceeding in the Litigation or in any other action or proceeding; and (b) other than as expressly provided by this Stipulation (including the payment regarding Notice Expenses) in the event of its termination, this Stipulation shall have no further force and effect with respect to any Party and shall not be used in the Litigation or any other proceeding for any purpose.


 XV. TRANSFER OF SETTLEMENT FUND

     A. Within three business days after the Effective Date, the funds comprising the Class Action Fund will be sent by wire transfer from the Escrow Accounts to an account jointly controlled by Class Counsel, or such Person as they jointly designate, on behalf of the Class ("Class Action Fund Account"). Specifically, within three business days after the Effective Date (a) Jonathan M. Plasse, Esq. and Allan T. Slagel, Esq. , on behalf of their respective clients, shall direct LaSalle to transfer the Class Escrow plus all amounts of the Resort Payment paid into the Class Escrow, and all accrued interest, to the Class Action Fund Account;
(b) Jeffrey Smith, Esq. and Allan T. Slagel, Esq., on behalf of their respective clients shall direct LaSalle to transfer that portion of the Derivative Fund constituting the Additional Resort Payment plus all accrued interest to the Class Action Fund Account; (c) D&T shall direct the GD&C client trust account to transfer the D&T Escrow plus all accrued interest to the Class Action Fund Account.

     B. Subject to the provisions of Section XIX(B)(1), within three business days after the approval of the Derivative Fee and Expense Award those monies shall be transferred to an account controlled by Derivative Counsel or such Person as they jointly designate.

     C. The Parties shall take all steps reasonably necessary to ensure that the transfer of funds from the Escrow Accounts to the accounts jointly controlled, respectively, by Class Counsel and Derivative Counsel, as specified in Section XV(A) and (B), is timely accomplished.

     D. Within five business days after both: (a) the filing of Resort's Form 10-K for the period ending December 31, 1997, or Resort's receipt of its audited financials statements for the period ended December 31, 1997, and (b) the occurrence of the Effective Date, the portion of the Resort Payment that has not been paid into the Class Escrow shall be paid by Resort directly into the Class Action Fund Account. Resort shall use its best efforts to file its Form 10-K for the period ending December 31, 1997, or obtain its audited financial statements for the period ended December 31, 1997, by April 15, 1998.


 XVI. THE PRELIMINARY ORDER

     Promptly after execution of this Stipulation, the Parties shall move the Court for entry of the Preliminary Order, substantially in the form of Exhibit A hereto, providing, among other things, for preliminary approval of the Settlement and directing that notice be sent to the Class Members and Current Resort Stockholders.


 XVII. JUDGMENT TO BE ENTERED BY THE COURT APPROVING THE SETTLEMENT

     Upon approval by the Court of the Settlement contemplated by this Stipulation, the Parties shall seek entry of a Final Judgment and Order by the Court, substantially in the form of Exhibit E attached hereto. Said Judgment and Order will be entered in that form only if the settlements of the Derivative Actions and the Class Action are approved by the Court and the Parties do not otherwise exercise their rights, as defined in this Stipulation and Exhibits, to terminate those settlements.


 XVIII. CONDITIONS OF SETTLEMENT

     A. This Stipulation shall be subject to the following conditions and shall be canceled and terminated unless:

               (1) The Class Action Fund and the Derivative Fund shall have been fully funded as described in Section VII above;

               (2) The Court shall enter the Preliminary Order, as required by Section XVI above;

               (3) The Court shall enter the Order and Final Judgment, as required by Section XVII above;

               (4)  The Effective Date as set forth in Paragraph 30 of
Section V hereof shall have occurred.

               (5) Neither Resort nor D&T nor Class Counsel shall have exercised their options to terminate the Settlement.

     B. Upon the occurrence of all of the foregoing events, any obligation of the Escrow Agents to return funds to Defendants or the Insurer shall be absolutely and forever extinguished.

 XIX.ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL AWARDS
     AND DISTRIBUTION OF DERIVATIVE FUND AND CLASS ACTION FUND

     A. Class Counsel, or the Claims Administrator jointly designated by them, acting on behalf of the Class, and subject to the supervision, direction and approval of the Court, shall administer and calculate the Proofs of Claim submitted by Class Members and shall oversee distribution of that portion or the Class Settlement Fund that is finally awarded by the Court to the Class.

     B. On and after the Effective Date, the Derivative and Class Action Funds shall be applied as follows:

          (1) Subject to the approval and further order(s) of the Court, (a) to pay, from the Derivative Fund, Derivative Counsel the Derivative Fee and Expense Award, if and to the extent allowed by the Court, and (b) to pay, from the Class Action Fund Account, Class Action Counsel the Class Fee and Expense Award, if and to the extent allowed by the Court. The Derivative Fee and Expense Award and the Class Fee and Expense Award shall be paid, respectively, to Derivative Counsel and to Class Counsel within three (3) business days after the later of either the Court's entry of an order awarding such fees and expenses, or the Effective Date. In the event that the Order making the Derivative Fee and Expense Award and/or the Class Fee and Expense Award is reversed or modified on appeal, and in the event that the Derivative Fee and Expense Award and/or the Class Fee and Expense Award has been paid to any extent, then Class Counsel (with respect to any reversal or modification of the Class Fee and Expense Award) or Derivative Counsel (with respect to any reversal or modification of the Derivative Fee and Expense Award) shall promptly refund the relevant fees and expenses plus any interest actually paid consistent with the reversal or modification. Any order or proceeding relating to the Class Fee and Expense Award or Derivative Fee and Expense Award shall not operate to terminate or cancel the Stipulation or to affect its finality; and

          (2) to pay, or reimburse Plaintiffs' Counsel for paying, all fees, costs and expenses incurred in connection with providing Notice to Class Members and Current Resort Shareholders as provided for in Section X, locating Class Members, soliciting Class claims, assisting with the filing of Proofs of Claim, administering and distributing the Class Action Fund to the Class, processing Proofs of Claim, processing Requests for Exclusion, escrow fees and other related costs.

          (3) Subject to the approval and further order(s) of the Court, the balance of the Class Action Fund after payment of the fees, costs, expenses and accrued interest provided for in subparagraphs B(l) and
(2) above (the "Net Class Action Fund"), shall be distributed to Authorized Claimants in accordance with the Plan of Distribution.

     C. (1) To be an Authorized Claimant, each Class Member shall be required to submit (i) a separate Proof of Claim that is properly completed and valid and (ii) the documents and information specified in the Proof of Claim, so that these submissions are received by the Claims Administrator within ninety (90) days after the Notice Date.

          (2) Unless otherwise ordered by this Court, any Class Member who fails to submit timely a properly completed and valid Proof of Claim shall be forever barred from receiving any payments pursuant to this Stipulation or from the Net Class Action Fund, but will in all other respects be subject to the provisions of this Stipulation and the Final Judgment and Order, including, without limitation, the covenant not to sue and the release of the Released Parties from the Released Claims and the dismissal of the Litigation with prejudice.

     D. The Net Class Action Fund shall be allocated among Authorized Claimants in the following manner (the "Plan of Distribution") or as otherwise ordered by the Court:

          (1) To the extent there are sufficient funds in the Net Class Action Fund, each Authorized Claimant will receive an amount equal to the Authorized Claimant's total Recognized Loss. If, however, the amount in the Net Class Action Fund is not sufficient to permit payment of the total Recognized Loss of each Authorized Claimant, the amount paid to each Authorized Claimant shall be the percentage that each Authorized Claimant's Recognized Loss bears to the total of the Recognized Losses of all Authorized Claimants. If the Net Class Action Fund is in excess of the total Recognized Losses of all Authorized Claimants, that excess shall be distributed to Authorized Claimants pro rata based upon the amount their Recognized Losses bear to the total Recognized Losses of all Authorized Claimants. In no event shall any portion of the Class Action Fund revert to Defendants if the Effective Date occurs.

          (2) Each Authorized Claimant shall be entitled to receive a share of the Net Class Action Fund, computed by multiplying the Net Class Action Fund by a fraction, the numerator of which is the claimant's Recognized Loss and the denominator of which is the total amount of the Recognized Loss of the entire Class determined by adding together the recognized Losses of all Authorized Claimants.

          (3) The "Recognized Loss" of each Authorized Claimant shall be the sum of all Holding Losses and Trading Losses.

               (a) The "Holding Loss" of each Authorized Claimant shall be:

                    (i) with respect to Class Members who purchased from March 31, 1993 through March 31, 1994 inclusive ("Class A" and the "Class A Period"), $4.00 per share, for each share purchased during the Class A Period and held until the end of the Class Period;

                    (ii) with respect to Class Members who purchased from April 1, 1994 through April 16, 1995 inclusive ("Class B" and the "Class B Period"), $5.00 per share, for each share purchased during the Class B Period and held until the end of the Class Period;

                    (iii) with respect to Class Members who purchased from April 17, 1995 through June 14, 1995 inclusive ("Class C" and the "Class C Period"), $6.00 per share, for each share purchased during the Class C Period and held until the end of the Class Period;

                    (iv) with respect to Class Members who purchased from June 15, 1995 through June 23, 1995 inclusive ("Class D" and the "Class D Period"), $3.00 per share, for each share purchased during the Class D Period and held until the end of the Class Period; and

                    (v) with respect to Class Members who purchased after June 23, 1995 ("Class E" and the "Class E Period"), the purchase price minus $3.56, for each share purchased during the Class E Period and held until the end of the Class Period.

               (b) The "Trading Loss" of each Authorized Claimant shall be:

                    (i) with respect to Class Members who purchased during the Class Periods A-C, and sold during the Class D Period, the difference between the Holding Loss for the period of purchase and $3.00 per share; and

                    (ii) with respect to Class Members who purchased during the Class Periods A-D, and sold in Class Period E, the difference between the Holding Loss for the period of purchase and a number which is equal to the difference between (i) $3.00 and (ii) $6.56 minus the higher of $3.56 or the sale price.

               (c) In determining Holding Loss and Trading Loss, brokers' commissions and all other transaction costs shall be excluded from the calculation, and multiple purchases and sales will be treated on a "first-in," "first-out" basis.

          (4) No payment shall be made to an Authorized Claimant whose share of the Net Class Action Fund is computed to be less than $5.00. The portion of the Net Class Action Fund representing such de minimis claims shall be included in the distributions to Authorized Claimants whose share of the Net Class Action is computed to equal or exceed $5.00.

          (5)  Payment in the manner set forth above or otherwise
Ordered by the Court shall be deemed conclusive of compliance with the Stipulation against all Authorized Claimants. All Class Members who fail to file, complete valid and timely Proofs of Claim shall be barred from participating in distributions from the Class Action Fund (unless otherwise ordered by the Court), but otherwise shall be bound by all of the terms of this Stipulation, including the terms of the Order and Final Judgment entered and the releases given.

          (6) Neither the Defendants nor Defendants' Counsel shall have any responsibility for or any obligations or liabilities of any kind whatsoever in connection with the determination, administration, processing, calculation or payment of claims to Class Members.

          (7) The definition of Recognized Loss may be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the Settlement, and any order or proceeding relating to the method of calculating the Recognized Loss, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the entry of the Order and Final Judgment. The method of calculating the Recognized Loss was determined by Class Counsel; the Class Action Defendants take no position with respect to the definition of Recognized Loss, the manner of calculating it or its effect on or fairness to any Authorized Claimant.

          (8) In connection herewith, the Defendants shall have no involvement in the solicitation of Proofs of Claim, or any involvement in the administration process itself, which will be conducted by Class Counsel and/or the Claims Administrator in accordance with this Stipulation and the orders entered by the Court.

          (9) No Authorized Claimant shall have any claim against Class Counsel or the Claims Administrator if the distribution of the Class Action Fund is made substantially in accordance with this Settlement or Orders of the Court.

          (10) No Authorized Claimant shall have any claim against Defendants or Defendants' Counsel based upon the administration, processing, determination, calculation or payment of claims to Class Members.

     E. All funds held in the Escrow Accounts shall be deemed to be in CUTODIA LEGIS of the Court as of the date of deposit and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned to Defendants or Insurer pursuant to this Stipulation and/or further order of the Court. The Escrow Agents shall invest all funds pursuant to the terms and conditions of the respective escrow agreements, the written agreement of the Parties or the orders of the Court.

     F. The Parties agree that the Settlement Fund is intended to be a qualified Settlement Fund within the meaning of treasury regulation section 1.468B-1 and that FRG Information Systems Corp., as administrator of the Settlement Fund within the meaning of treasury regulation sections 1.46B-2K3, shall be responsible for filing tax returns for the Settlement Fund and paying from the Settlement Fund all (i) taxes including any interest or penalty arising with respect to the income earned by the Settlement Fund ("Taxes") and (ii) expenses and costs incurred in connection with the satisfaction of the Settlement Fund's tax obligations, including any expenses of tax attorneys and accountants and mailing and distribution of costs and expenses relating to filing or failure to file returns ("Tax Expenses").

     G. All Taxes and Tax Expenses shall be paid out of the Settlement Fund and in all events Defendants shall have no liability or responsibility for payment of Taxes or Tax Expenses. Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid by the Claims Administrator out of the Settlement Fund without prior order from the Court. The Parties agree to cooperate with each other and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Stipulation. Defendants' Counsel agree to provide promptly to the Claims Administrator the statement described in Treasury
Regulation Section 1.468B-3(e). In the event that for any reason the income of the Settlement Fund is determined to be reportable by any of the Defendants, then the Claims Administrator shall reimburse such Defendant(s) for the incremental tax liability they incur by reason of such income.


 XX. ATTORNEYS' FEES AND EXPENSES

     A. Derivative Counsel will apply to the Court for an award from the Derivative Fund of attorneys' fees and expenses not to exceed 30% of the Derivative Fund. Derivative Defendants take no position on such application, which shall be subject to approval of the Court. The Derivative Fee and Expense Award shall be paid from the Derivative Fund in the manner described in Section XIX, above.

     B. Class Counsel will apply to the Court for an award from the Class Action Fund of attorneys' fees not to exceed 30% of the amount of the Class Action Fund, excluding the amount of the Additional Resort Payment, plus reimbursement of costs and expenses. Class Action Defendants will take no position as to this application, which shall be subject to approval of the Court. The Class Fee and Expense Award shall be paid from the Class Action Fund in the manner described in Section XIX, above.

     C. The procedure for and the allowance or disallowance by the Court of any applications by any of the Plaintiffs' Counsel for attorneys' fees, costs and expenses are not a condition of the Settlement. Any order or proceeding relating to the application of Plaintiffs' Counsel for attorneys' fees or expenses, and any appeal from such order, or from any provision of the Order and Final Judgment relating only to attorneys' fees or expenses, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Order and Final Judgment.


 XXI.ORDER REGARDING ADMINISTRATION EXPENSES AND
     DISTRIBUTION OF CLASS ACTION FUND

      Class Counsel shall apply to the Court, on notice to counsel for the Class Action Defendants, for a Class distribution order approving the administrative determination concerning the acceptance and rejection of the claims filed herein, and approving the fees and expenses incurred in administering the Class Action Fund and, if the Effective Date has occurred, directing payment of the Net Class Action Fund to Authorized Claimants.


 XXII. STIPULATION IS NOT AN ADMISSION

     Defendants are entering into this Stipulation solely in order to avoid further expense, inconvenience, risk and delay and to permit the continued operation of their affairs unhindered by expensive litigation and by distraction and diversion of themselves and their executive personnel, and thereby to put to rest all controversy with respect to the Released Claims. This Stipulation and each of its provisions, and the Settlement provided for herein, whether or not consummated, and any negotiations, proceedings or agreements relating to the Stipulation and the Settlement, or any matter arising in connection with such negotiations, proceedings or agreements are not and shall not in any event (including in the event this Stipulation is terminated) be:

          1. described as, construed as, offered in evidence as, received in evidence as, and/or deemed to be evidence of a presumption, concession or an admission by any Defendant of the truth of any fact alleged or the validity of any claim that has been, or could have been, asserted in the Litigation, or of the deficiency of any defense that has been, could have been, or in the future might be asserted in any litigation, or of any liability, fault, wrongdoing or otherwise of any Defendant;

          2. described as, construed as, offered in evidence as, received in evidence as, and/or deemed to be evidence of a presumption, concession or an admission of any fault, breach of duty, wrongful act or misrepresentation or omission in any statement or written document approved or made by Defendants or the approval or making of which was participated in by Defendants;

          3. described as, construed as, offered in evidence as, received in evidence as, and/or deemed to be evidence of a presumption, concession or an admission of any liability, fault or wrongdoing by any of the parties in the Litigation or in any other civil, criminal or administrative action or proceeding;

          4. described as, construed by anyone for any purpose whatsoever as evidence of a presumption, concession or an admission of any liability, fault or wrongdoing on the part of the Defendants;

          5. described as, construed as, offered in evidence as, received in evidence as, and/or deemed to be evidence of a presumption, concession or an admission that Plaintiffs or any Person have in fact suffered any damage, or that Defendants are liable to Plaintiffs or any Person; or

          6. described as, construed as an admission or concession by anyone that the consideration to be given hereunder represents the amount of any judgment that would be or would have been awarded to Plaintiffs, Class Members, Resort Class Action or any Person after trial.


 XXIII. THE DELOITTE PROVISIONS

      A. The settlement with D&T shall be binding on D&T and the Class Action Plaintiffs regardless of the performance by the other Class Action Defendants of their obligations hereunder, and the obligations of D&T to the Class Action Plaintiffs and the obligations of Class Action Plaintiffs to D&T are not dependent on the performance hereunder of the other Class Action Defendants.

      B. In the event, for any reason, the Settlement with one or more of the other Class Action Defendants shall not be completed then the settlement with D&T shall proceed, subject to the other provisions of this Stipulation. In that event, the Stipulation will conform to the requirements of TBG INC. V. BENDIS, 36 F.3d 916 (10th Cir. 1994), and the Parties will present to the Court a proposed order for a bar of all contribution claims against D&T, dismissal of D&T as a party pursuant to the Stipulation, a proportionate allocation of fault at the trial of the claims against the remaining Class Action Defendants, and such other provisions as are necessary to assure that no further claims will be brought by Plaintiffs, the Class, the remaining Class Action Defendants or any other Party to the action against D&T relating to Resort, including but not limited to Resort Stock.

     C. The obligations of D&T to the Class Action Plaintiffs and the obligations of the Class Action Plaintiffs to D&T under the settlement with D&T are not dependent on (i) the approval of the settlement of the Derivative Actions or (ii) the performance by the parties to that settlement of the obligations thereunder.

XXIV. THE DERIVATIVE PROVISIONS

     Derivative Action Plaintiffs and Derivative Action Defendants agree that, should the settlement of the Class Action not become effective for any reason, including disapproval by the Court or exercise by D&T or Resort of their respective rights to terminate the Class Action settlement, the settlement of the Derivative Actions as contemplated by the provisions of this Stipulation that relate solely to the Derivative Action, if approved by the Court, will proceed with the monies in the Derivative Escrow being paid to Resort, less the fees and expenses of Derivative Counsel approved by the Court upon such occurrence. Derivative Counsel and counsel for the Derivative Action Defendants will use their best efforts to prepare an appropriate agreed Final Order for submission to the Court consistent with the terms and conditions of this Stipulation relating solely to the Derivative Action Settlement. Upon approval of the Settlement by the Court in Colorado, the parties to the Derivative Action will dismiss the Delaware Derivative Action with prejudice based upon the dismissal in the Colorado Derivative Action.


XXV. THE MISCELLANEOUS PROVISIONS

      A. The Parties: (i) acknowledge they intend to consummate the Settlement contemplated by this Stipulation; (ii) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of this Stipulation; and (iii) exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

      B. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

      C. This Stipulation and its exhibits, and the opt-out contingency letters constitute the entire agreement among the parties hereto concerning the Settlement of the Litigation and shall be deemed to supersede the Memorandum of Understanding relating to the Class Action and the Letter Agreement regarding settlement of the Derivative Action. No representations, warranties, or inducements have been made by any Party concerning this Stipulation and its exhibits and the opt-out contingency letters other than those contained and memorialized herein. The Stipulation may be amended or modified only by a written instrument signed by the Parties. The opt-out contingency letters may be amended or modified only by a written instrument signed by the parties to the respective letter.

      D. The waiver by a Party of any breach of the Stipulation by another Party shall not be deemed a waiver of any other prior, contemporaneous or subsequent breach of the Stipulation.

      E. All agreements concerning the confidentiality of information and/or documents exchanged, provided or otherwise disclosed in the Litigation shall survive the execution of this Stipulation.

      F. Counsel for Plaintiffs and Defendants represent that they are authorized to sign this Stipulation on behalf of their respective clients.

      G. The Stipulation may be executed in one or more original, photocopied or telecopied counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument.

      H. The Stipulation shall be binding upon, and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, predecessors, successors, trustees and assigns, and upon any corporation, partnership or other entity into which any party hereto may merge or consolidate.

      I. All terms of the Stipulation, and the exhibits hereto, shall be governed by and interpreted in accordance with the laws of the State of Colorado without regard to its conflicts of laws, except to the extent federal law requires federal law to govern.

      J. Except as otherwise provided herein, in the event any one or more of the provisions contained in this Stipulation shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this Stipulation shall not be binding on a Party without the consent of such Party to the change resulting from such finding or holding.

      K. The captions contained in the Stipulation are not part of the Stipulation and will not be relied upon in construing the Stipulation or in determining its validity.

      L. The Court shall retain continuing and exclusive jurisdiction over the Parties and over the matters set forth in the Stipulation, including the administration and enforcement of the Settlement. Any disputes or controversies arising with respect to the interpretation, enforcement, or implementation of the Stipulation or Settlement must be raised by motion to the Court.

      M. The Parties reserve the right, upon agreement of all of them and subject to the Court's approval, to permit reasonable extensions of time that may be necessary to carry out any of the provisions of the Stipulation.

     N. The Stipulation, including exhibits attached hereto, was executed after arms-length negotiations among Parties and reflects the conclusion of counsel for all of the Parties that the Settlement contemplated here is fair, equitable and in the best interest of their respective clients.

     O. This Stipulation, including exhibits annexed hereto, shall not be construed more strictly against one party than another merely by the fact that it may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm's length negotiations and all counsel for all the Parties hereto have contributed substantially and materially to its preparation.

          IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed by their duly authorized attorneys, as of the day and year first above written.
Dated:

                         Respectfully submitted,


                         BADER, VILLANUEVA & FEDER, P.C.


                         By:
                              ------------------------------
                              Gerald L. Bader
                              Jeffrey M. Villanueva
                              1660 Wynkoop Street, Suite 1000
                              Denver, Colorado  80202
                              (303) 534-1700

                              Liaison Counsel for Plaintiffs and the
Class


                         GOODKIND LABATON RUDOFF & SUCHAROW LLP


                         By:
                              ------------------------------------
                              Jonathan M. Plasse
                              James W. Johnson
                              100 Park Avenue
                              New York, New York  10016
                              (212) 907-0700

                              Co-lead Counsel for Plaintiffs
                              and the Class


                         STARR & HOLMAN LLP


                         By:
                              -------------------------------------
                              Zachary Alan Starr
                              10 East 40th Street
                              29th Floor
                              New York, New York  10016
                              (212) 684-6442

                              Co-lead Counsel for Plaintiffs
                              and the Class


                         WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP


                         By:
                              ------------------------------
                              Jeffrey G. Smith
                              270 Madison Avenue
                              New York, New York  10016
                              (212) 545-4600

                              Counsel for Derivative Plaintiffs

                         ABBEY GARDY & SQUITIERI, LLP


                         By:
                              ------------------------------
                              Joshua N. Rubin
                              212 East 39th Street
                              New York, New York  10016
                              (212) 889-3700

                              Counsel for Derivative Plaintiffs



                         CHIMICLES JACOBSEN & TIKELLIS

                         By:
                              ------------------------------
                              James C. Strum
                              One Rodney Square
                              P.O. Box 1035
                              Wilmington, Delaware  19899
                              (303) 652-2500

                              Counsel for Derivative Plaintiffs

                         ROSENTHAL, MONHAIT, GROSS & GODDESS P.A.

                         By:
                              ------------------------------
                              First Federal Plaza
                              P.O. Box 1070
                              Wilmington, Delaware

                              Counsel for Derivative Plaintiffs


                         GIBSON, DUNN & CRUTCHER LLP


                         By:
                              ------------------------------
                              George B. Curtis
                              1801 California Street
                              Suite 4100
                              Denver, Colorado  80202-2641
                              (303) 298-5700
                              D.C. Box No. 18

                              Attorneys for Defendant
                              Deloitte & Touche, LLP


                         SHEFSKY & FROELICH, LTD.


                         By:
                              ------------------------------
                              Allan T. Slagel
                              444 North Michigan Avenue
                              Chicago, IL  60611
                              (312) 527-4000

                              Attorneys for Defendants
                              Resort Income Investors, Inc. and
                              RII Advisors, Inc.

                         BROWNSTEIN HYATT FARBER & STRICKLAND, P.C.


                         By:
                              ------------------------------
                              Terence C. Gill
                              Twenty Second Floor
                              410 Seventeenth Street
                              Denver, Colorado  80202
                              (303) 534-6335

                              Attorneys for Defendants
                              Christopher R. Hemmeter, Mark M.
Hemmeter and Gregory S. Hooper



                         HEDLUND, HANLEY & JOHN


                         By:
                              ------------------------------
                              Peter C. John
                              Steven J. Roeder
                              57th Floor
                              233 South Wacker Drive
                              Chicago, IL  80606
                              (312) 441-6600

                              Attorneys for Defendants
                              John R. Young and
                              Daniel D. Lane



                         McALLISTER & MURPHY, P.C.


                         By:
                              ------------------------------
                              Robert T. McAllister
                              1120 Lincoln, Suite 16W
                              Denver, Colorado
                              (303) 830-0566

                              Attorneys for Defendant
                              Resort Income Investors, Inc.,
                              RII Advisors, Inc.,
                              John R. Young and
                              Daniel D. Lane